Exhibit 35.2


                                                          [logo] Countrywide(R)
                                                                 --------------
                                                                   HOME LOANS

                                                            [logo]
                                                      400 Countrywide Way
February 29, 2008                             Simi Valley, California 93065-6298

Deutsche Bank National Trust Company
Attn: Katie Wannenmacher
1761 E. St. Andrews Place
Santa Ana, CA 92705

                              OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

      (a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

      (b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.

/s/ Joseph Candelario           February 29, 2008
---------------------           -----------------
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
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Exhibit A - Securitized Transaction(s)

Deutsche Bank National Trust Company - 1761 E. St. Andrews Place

BCAP 2007-AA1

BCAP 2007-AA2

BCAP 2007-AA3

BCAP 2007-AA4

DBALT 2007-AB1

DBALT 2007-AR1

DBALT 2007-AR2

DBALT 2007-AR3

DBALT 2007-BAR1

DBALT 2007-OA1

DBALT 2007-OA2

GSAA 2007-5

GSAA 2007-6

GSR 2007-AR1

GSR 2007-AR2

GSR 2007-OA1

HALO 2007-2

HALO 2007-AR1

HALO 2007-AR2

HARBORVIEW 2007-4

HARBORVIEW 2007-6

Harborview 2007-7

HASCO 2007-HE1

HASCO 2007-HE2

HASCO 2007-NC1

IMPAC CMB 2007-A

Impac SAC 2007-1
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Exhibit A - Securitized Transaction(s)

Deutsche Bank National Trust Company - 1761 E. St. Andrews Place

Impac SAC 2007-2

IMPAC SAC 2007-3

MSAC 2007-HE1

MSAC 2007-HE2

MSAC 2007-HE3

MSAC 2007-HE5

MSAC 2007-HE6

MSAC 2007-HE7

MSAC 2007-NC1

MSAC 2007-NC2

MSAC 2007-NC3

MSHEL 2007-1

MSHEL 2007-2

MSSTI 2007-1

Soundview 2007-1

Soundview 2007-WMC1